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                                                   EXHIBIT 4.11
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                       UNC INCORPORATED

                 9 1/8% Senior Notes Due 2003






                 THIRD SUPPLEMENTAL INDENTURE
                   Dated as of May 15, 1996




                    Supplement to Indenture
                   Dated as of July 15, 1993








                        Chemical Bank,
                            Trustee


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     THIRD SUPPLEMENTAL INDENTURE, dated as of May 15, 1996,
among UNC INCORPORATED, a Delaware corporation (the "Company"), UNC JOHNSON TECHNOLOGY, INC., a Delaware corporation ("Johnson Technology"), UNC PARTS COMPANY, a Maryland corporation ("Parts Company"), the other corporations identified as Guarantors on the signature pages hereto (each a "Guarantor" and collectively the "Guarantors") and CHEMICAL BANK, a banking corporation duly organized and existing under the laws of the State of New York, successor to Continental Bank, National Association, as Trustee (the "Trustee").

     WHEREAS, the Company, the Guarantors and the Trustee entered into an Indenture dated as of July 15, 1993 (as amended by the First Supplemental Indenture, dated as of August 14, 1993, and the Second Supplemental Indenture, dated as of November 5, 1993, the "Indenture"), providing for the issuance by the Company of
its     9 1/8% Senior Notes due 2003 (the "Notes") and the
related guarantees of the Guarantors (the "Guarantees") (the Notes and the Guarantees are sometimes collectively referred to herein as the "Securities");

     WHEREAS, SECTION 9.01(4) of the Indenture provides that the Company, the Guarantors and the Trustee may amend the Indenture to add guarantees with respect to the Notes and any other
Obligations without notice to or consent of any Securityholder;

     WHEREAS, SECTION 9.01(6) of the Indenture provides that the Company, the Guarantors and the Trustee may amend the Indenture to release guarantees with respect to the Notes without notice to or consent of any Securityholder;

     WHEREAS, the Company (or a subsidiary of the Company) owns all of the outstanding capital stock of Johnson Technology and Parts Company;

     WHEREAS, in accordance with SECTION 10.05 of the Indenture, the Company, as the beneficial owner of all of the outstanding capital stock of Johnson Technology and Parts Company, wishes to provide for the greater security of the Holders of the Securities by causing Johnson Technology and Parts Company to guarantee the due and punctual payment of the principal of, premium, if any, and interest, if any, on the Notes and any other Obligations;

     WHEREAS, in accordance with SECTION 10.06 of the Indenture, the Company wishes that certain of the Guarantors identified in
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this Third Supplemental Indenture be released from their
obligations under the Indenture as (i) such Guarantors are no longer obligated to guarantee any indebtedness under the Revolving Credit Facility, and (ii) no Default or Event of Default has occurred and is continuing;

      WHEREAS, each of Johnson Technology and Parts Company is duly authorized to so guarantee the Notes and to enter into, execute and deliver this Third Supplemental Indenture;

     WHEREAS, the Company deems it advisable and not materially adverse to the rights of any Securityholder to amend and supplement the Indenture as provided in this Third Supplemental
Indenture; and

     WHEREAS, the Company, the Guarantors and the Trustee have done all things necessary under the Indenture to enter into this Third Supplemental Indenture, and Johnson Technology, Parts Company and the Company have done all things necessary to make the guarantee herein the valid obligation of Johnson Technology and Parts Company, respectively, in accordance with its terms.

     NOW, THEREFORE, in consideration of these premises, it is mutually covenanted and agreed for the equal and proportionate benefit of all Holders of Securities as follows:

                           ARTICLE I
                    Unconditional Guarantee

     SECTION 1.01. For value received, each of Johnson Technology and Parts Company, jointly and severally with the Guarantors, hereby fully, unconditionally and absolutely guarantees to the Holders and to the Trustee, the complete and punctual payment and performance by the Company of the Obligations, and further agrees to pay any and all expenses
(including, without limitation, fees   and disbursements of
counsel) which may be paid or incurred by the Trustee or the Holders in enforcing their rights under the Guarantees, all in accordance with the terms of the Securities and of the Indenture.

     SECTION 1.02. Each of Johnson Technology, Parts Company and the Company hereby agrees to be bound by each of the terms of the Indenture that apply to the Guarantors and the Company Guarantee to the same extent as if each of Johnson Technology and Parts Company were a party to, and named as a Guarantor in, the
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Indenture on the date thereof.

     SECTION 1.03. No references herein to the Indenture and no provision of this Third Supplemental Indenture or of the Indenture shall alter or impair the guarantee of each of Johnson Technology and Parts Company, which is absolute and unconditional, of the due and punctual payment of the principal of, premium, if any, and interest, if any, on any Security.

     SECTION 1.04.  The term "Guarantor," as defined in Section
1.01 of the Indenture, is hereby amended to include each of Johnson Technology and Parts Company.

                          ARTICLE II
                     Appointment of Agent


     SECTION 2.01. Each of Johnson Technology and Parts Company hereby constitutes and appoints the Company, with power of substitution, its true and lawful attorney-in-fact with full power to execute and deliver on its behalf, and in its capacity as a Guarantor of the Notes, any and all amendments to or supplements of the Indenture and any other agreements reasonably necessary or desirable for the following purposes:

     (i) to cure any ambiguity, omission, defect or inconsistency;

    (ii)  to comply with Article 5 of the Indenture;

   (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of
          the   Internal Revenue Code of 1986, as amended, or in
          the   manner such that the uncertificated Securities
          are   described in Section 163(f)(2)(B) of the Internal
           Revenue Code of 1986, as amended;

    (iv)  to add guarantees with respect to the Securities;

     (v) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

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    (vi)  to reflect the release of any Guarantor from  its
          Guarantee, or the addition of any Subsidiary of the Company as a Guarantor, in the manner provided by the Indenture;

   (vii) to comply with the requirements of the SEC in connection with the qualifying of the Indenture under the TIA; or

  (viii) to make any change that does not adversely effect the rights of any Securityholder.

     SECTION 2.02. Any action taken by the Company on behalf of Johnson Technology or Parts Company in accordance with the provisions of Section 2.01 shall be binding upon Johnson
Technology or Parts Company, as applicable, to the same extent as if it had taken such action on its own.

                          ARTICLE III
                     Release of Guarantors

     SECTION 3.01. Each of the following Guarantors is hereby released in full from its obligations under the Indenture, and the guarantee of each such Guarantor and the Company Guarantee with respect to such Guarantee are hereby terminated and of no further force or effect:

          Burnside-Ott Aviation Training Center, Inc.;
          AVMAR Incorporated;
          Chemical Dynamics Incorporated;
          UNC Helicopter, Inc.;
          Aircraft Turbine Service, Inc.;
          UNC International Sales, Inc.;
          ASW Liquidating, Inc.;
          UNC Air Capital Incorporated;
          UNC Manufacturing Technology, Inc.;
          UNC Nuclear Industries, Inc.;
          SEMSA Incorporated;
          Reclamation Inc.;
          UNC Recovery Corporation;
          United Nuclear Corporation; and
          UNC Cornucopia Mining Co., Inc.

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                          ARTICLE IV
                         Miscellaneous

     SECTION 4.01. Except as hereby expressly modified, the Indenture and the Securities issued thereunder are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

     SECTION 4.02. The Trustee shall have no responsibility for the recitals in this Third Supplemental Indenture or for the validity or the sufficiency of this Third Supplemental Indenture. The Trustee accepts the trust created by this Third Supplemental Indenture upon the terms and subject to the conditions of the Indenture.

     SECTION 4.03. Any notices or demands hereafter required or permitted by the Indenture to be given to or served upon any Guarantor or the Corporation shall be given to or served upon the Guarantor or the Corporation, as the case may be, at 175 Admiral Cochrane Drive, Annapolis, Maryland 21401-7394, Attention:
Treasurer.

     SECTION 4.04. Any notices or demands hereafter required or permitted by the Indenture to be given to or served upon the Trustee shall be given to or served upon the Trustee at Chemical Bank, 450 West 33rd Street, 15th Floor, New York, New York 10001,
Attention: Corporate Trustee Administration Department.

     SECTION 4.05. Capitalized terms used herein which are not defined herein shall have the meanings specified in the Indenture.

     SECTION 4.06. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same instrument.

     SECTION 4.07.  This Third Supplemental Indenture shall be
governed by the laws of the State of New York.
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     IN WITNESS WHEREOF, the parties hereto have caused this
Third Supplemental Indenture to be duly executed, all as of the day and year first above written.

                              UNC INCORPORATED

                              By:_____________________________
                                 Name:
                                 Title:


                              CHEMICAL BANK, as Trustee



                              By:_____________________________
                                 Name:
                                 Title:
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                        THE GUARANTORS:


                              UNC JOHNSON TECHNOLOGY, INC.


                              By:_____________________________
                                 Name:
                                 Title:


                              UNC PARTS COMPANY


                              By:_____________________________
                                 Name:
                                 Title:


                              UNC ALL FAB, INC.
                              UNC METCALF SERVICING, INC.
                              UNC TRI-INDUSTRIES, INC.
                              UNC PACIFIC AIRMOTIVE CORPORATION,
                                INC.
                              UNC ARDCO INCORPORATED
                              UNC ENGINE & ENGINE PARTS, INC.
                              UNC TEXAS CAMCO INCORPORATED
                              UNC AIRWORK CORPORATION
                              UNC AVIATION SERVICES, INC.
                              UNC ACCESSORY OVERHAUL GROUP, INC.
                              UNC ARTEX, INC.
                              UNC CAMCO INCORPORATED
                              UNC HOLDINGS INC.
                              UNC/LEAR SERVICES, INC.


                              By:  UNC Incorporated, as Agent



                              By:_____________________________
                                      Name:
                                      Title:
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